UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2017

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FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 190, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 1.01.Entry into a Material Definitive Agreement.

On November 1, 2017, the Company simultaneously entered into an asset purchase agreement (the “Mid-Atlantic APA”) and completed a transaction to effect the sale of seven restaurants in Maryland and Virginia (the “Mid-Atlantic Restaurants”) to Capital Blue Ribbon Restaurants, LLC and Commonwealth Blue Ribbon Restaurants, LLC (the “Mid-Atlantic Purchasers”). Pursuant to the Mid-Atlantic APA, the contract purchase price for the Mid-Atlantic Restaurants was $2,350,000 and included a repairs and maintenance credit of $750,000, which must be exhausted within one year. Also pursuant to the Mid-Atlantic APA, the Company and the Mid-Atlantic Purchasers entered into a line of credit agreement in the amount of $750,000 (the “LOC Agreement”) on which the Mid-Atlantic Purchasers can draw funds to pay for necessary repairs and maintenance work. The LOC Agreement has a four year term with interest payable at a rate of 4.25% per annum and a balloon payment at maturity. The Mid-Atlantic Purchasers also agreed to purchase inventory and petty cash on hand ten days after closing.

Also effective November 1, 2017, the Company entered into an asset purchase agreement (the “Frederick APA”) to effect the sale of its Frederick, Maryland restaurant (“Frederick”) to Capital Blue Ribbon Restaurants, LLC (the “Frederick Purchaser”). Pursuant to the Frederick APA, the contract purchase price for Frederick shall be an amount equal to (i) 50% of the rent, fees, charges, taxes and other amounts payable to the landlord or another third party pursuant to the lease agreement, plus (ii) 50% of that portion of Frederick’s EBITDA (as defined in the Frederick APA) attributable to Frederick that exceeds $25,000 in any 12-month period and $37,500 in any 18-month period (the “Frederick Purchase Price”); however, the Company has guaranteed the 12-month and 18-month EBITDA performance of Frederick. Installments of the Frederick Purchase Price shall be payable by the Frederick Purchaser to the Company monthly in arrears until the month following the month in which Frederick is closed. The Company will remain the primary obligor on the lease agreement. The Frederick Purchaser also agreed to purchase inventory and petty cash on hand ten days after closing.

As of the date on which this Current Report on Form 8-K was filed, the initial accounting for the sale of the Mid-Atlantic Restaurants and Frederick was incomplete; however, the Company expects to incur a loss on the sale of the Mid-Atlantic Restaurants and Frederick of approximately $3.7 million.

Item 2.01.Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 2.06.Material Impairment.

The information provided in Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: November 7, 2017	By:	/s/ Dexter Newman
Name: Dexter Newman
Title: Chief Financial Officer and Secretary